UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 23, 2011

Commission File Number: 0-29923

CUI Global, Inc.
(Name of Small Business Issuer in Its Charter)
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Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

20050 SW 112th Avenue, Tualatin, Oregon	97062
(Address of Principal Executive Offices)	(Zip Code)

(503) 612-2300
(Registrant’s telephone number)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.
Item 7.01 Regulation FD Disclosure.
August 23, 2011 the Stockholders approved a proposal to effect a reverse stock split of the issued and outstanding shares of the Company’s $0.001 par value common stock at any time prior to June 30, 2012 at a ratio of up to one for fifty (1 for 50), as determined by the Board of Directors in its sole discretion.  No fractional shares will be issued: If the number of "pre-split" common shares is not evenly divisible by the ratio number, the "pre-split" shares will round up to the next number that is divisible by the ratio number.  The number of authorized common stock shall remain unaffected and the par value shall remain at $0.001 per share.

The Board of Directors has not yet set the reverse split ratio and effective date.

The information in this report furnished pursuant to Items 5.05 and 7.01 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that section.  It may only be incorporated by reference in another filing under the Securities Act of 1933, as amended, if such subsequent filing references Items 5.05 and 7.01 of this Form 8-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 24th day of August 2011.

CUI Global, Inc.

By:	/s/ William J. Clough
William J. Clough, CEO/President